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                                                                     Exhibit 5.1
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                       [PILLSBURY WINTHROP LLP LETTERHEAD]

November 29, 2001

LogicVision, Inc.
101 Metro Drive, Third Floor
San Jose, California 95110


         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by LogicVision, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 3,303,218 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Company's 2000 Stock Incentive Plan, 1994 Flexible Stock Incentive Plan (together with the 2000 Stock Incentive Plan, the "Plans") and 457,500 shares issuable pursuant to certain stock option agreements with certain Directors of the Company (collectively the "Agreements"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plans or the Agreements, as the case may be, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Pillsbury Winthrop LLP


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